Exhibit 99.1

COMPANY CONTACT:

Mark W. Brugger
(240) 744-1150

FOR IMMEDIATE RELEASE

THURSDAY, FEBRUARY 22, 2007

DIAMONDROCK HOSPITALITY COMPANY REPORTS STRONG
FOURTH QUARTER AND FULL YEAR 2006 RESULTS AND RAISES DIVIDEND

BETHESDA, Maryland, February 22, 2007 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its fourth fiscal quarter and full year 2006.  DiamondRock Hospitality Company is a self-advised real estate investment trust (“REIT”) that is an owner and acquirer of premium hotels in North America.

Fourth Quarter 2006 Highlights

•	RevPAR: Same-store revenue per available room (“RevPAR”) increased 10.9 percent over the comparable period in 2005.

•	Hotel Adjusted EBITDA Margins: Same-store hotel adjusted earnings before interest expense, taxes, depreciation and amortization (“Adjusted EBITDA”) margins increased 282 basis points.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $44.8 million.

•	Adjusted FFO: The Company reported adjusted funds from operations (“Adjusted FFO”) of $30.7 million and Adjusted FFO per share of $0.40.

•	Dividend: The Company declared a quarterly dividend of $0.18 per share during the fourth quarter.

•	High Quality Hotel Acquisitions: The Company closed on three hotel acquisitions for combined contractual purchase prices of $355 million.

•	Completed Successful Equity Raise: The Company raised net proceeds of $97 million in connection with a follow-on equity offering in the fourth quarter.

Full Year 2006 Highlights

•	RevPAR: Same-store RevPAR increased 11.7 percent over the comparable period in 2005.

•	Hotel Adjusted EBITDA Margins: Same-store hotel Adjusted EBITDA margins increased 300 basis points.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $133.9 million.

•	Adjusted FFO: The Company reported Adjusted FFO of $93.6 million and Adjusted FFO per diluted share of $1.38.

•	High Quality Hotel Acquisitions: The Company closed on five hotel acquisitions for combined contractual purchase prices in excess of $700 million.

•	Completed Two Successful Equity Raises: The Company raised net proceeds of $335 million in connection with two follow-on equity offerings.

•

Subsequent Events:  Shortly after the end of the year, the Company completed an equity raise for $318 million of net proceeds.  The proceeds were used for the $330 million acquisition of the Westin Boston Waterfront hotel.

William W. McCarten, chairman and chief executive officer, stated, “2006 was a terrific year for DiamondRock with our portfolio of hotels and resorts generating double digit RevPAR increases and robust profit margin growth.  We are very proud of the fact that DiamondRock ranked as the number one performing REIT in the Bloomberg lodging REIT index in 2006 based on total shareholder return.  2006 was a transformational year for the Company as we continued to improve our portfolio quality and geographic diversity with the acquisition of over $700 million of very high quality hotels.   With the acquisition of the $330 million Westin Boston Waterfront hotel, more than seventy-five percent of DiamondRock’s earnings are projected to come from 3 destination resorts and hotels in the 5 gateway cities of New York, Chicago, Atlanta, Boston and Los Angeles.  The outlook for 2007 and 2008 remains bright.  Having completed a number of major renovations at our hotels in the last two years, we are well positioned to leverage the continuing strength in the lodging market and restrained supply growth.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms  “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO,” “Adjusted FFO” and “Same Store.”  Moreover, the discussions of RevPAR, Adjusted EBITDA and Hotel Adjusted EBITDA Margin assume that the hotels acquired during 2006 were owned by us for the comparable periods of 2005.

For the fourth quarter, beginning September 9, 2006 and ended December 31, 2006, the Company reported the following:

•	Revenues of $168.9 million compared to $104.2 million for the comparable period in 2005.

•	Adjusted EBITDA was $44.8 million compared to $21.8 million for the comparable period in 2005.

•	Adjusted FFO and Adjusted FFO per diluted share were $30.7 million and $0.40, respectively, compared to $15.3 million and $0.30, respectively, for the comparable period in 2005.

•	Net income of $10.5 million (or $0.14 per diluted share) compared to $1.6 million (or $0.03 per diluted share) for the comparable period in 2005.

For our entire portfolio of 20 hotels, same-store RevPAR for the fourth quarter increased 10.9 percent from $106.82 to $118.50 as compared to the same period in 2005, driven by an 11.7 percent increase in the average daily rate offset by a 0.4 percentage point decrease in occupancy (from 68.3 percent to 67.9 percent). Same-store hotel Adjusted EBITDA margins for our hotels increased 282 basis points over the same period in the prior year.

For the full year 2006, the Company reported the following:

•	Revenues of $491.9 million compared to $229.5 million for the comparable period in 2005.

•	Adjusted EBITDA of $133.9 million compared to $47.1 million for the comparable period in 2005.

•	Adjusted FFO and Adjusted FFO per diluted share were $93.6 million and $1.38, respectively, compared to $31.1 million and $0.79, respectively, for the comparable period in 2005.

•	Net income of $35.2 million compared to a net loss of $7.3 million for the comparable period in 2005.

Same-store RevPAR for the full year 2006 increased 11.7 percent from $107.62 to $120.26 as compared to the same period in 2005, driven by an 11.1 percent increase in the average daily rate and a 0.4 percentage point increase in occupancy (from 72.4 percent to 72.8 percent). Full year 2006 same-store hotel Adjusted EBITDA margins for our hotels increased 300 basis points (from 25.79 percent to 28.79 percent) over the same period in the prior year.

DiamondRock is entitled to contractual yield support from its hotel operators under certain management agreements, most significantly at the Oak Brook Hills Marriott Resort and the Orlando Airport Marriott.  The Company recorded $426 thousand of yield support in the fourth quarter, contributing 25 basis points to our fourth quarter Hotel Adjusted EBITDA margins, and an aggregate of $2.8 million of yield support for the full year 2006, contributing 57 basis points to our full year Hotel Adjusted EBITDA margins.

Operating Results Compared to Prior Guidance

The following is a chart showing our actual fourth quarter 2006 results compared to our guidance for the fourth quarter 2006:

	4Q 2006 Guidance	Actual 4Q 2006 Results

RevPAR Growth	10% to 11%	10.9%
Hotel Adjusted EBITDA Margins	280 to 320 basis points	282 basis points
Adjusted EBITDA	$41 to $42 million	$44.8 million
Adjusted FFO	$27.5 to $28.5 million	$30.7 million
Adjusted FFO/Share	$0.36 to $0.37 per diluted share	$0.40 per diluted share

Balance Sheet

As of year end, the Company had total assets of approximately $1.8 billion. Cash and cash equivalents were $48.3 million, including $28.6 million of restricted cash.

As of year end, the Company had total debt of approximately $843.8 million, comprised entirely of fixed-rate, property specific mortgages with a weighted average interest rate of 5.7 percent and a weighted average maturity of 9 years.  Eight of the Company’s 20 hotels were unencumbered by mortgage debt as of year end.

As of year end, the Company continued to own 100% of its properties directly and has issued no operating partnership units or preferred stock.

Outlook

The Company is providing guidance, but does not undertake to update it for any developments in our business.  Achievement of the anticipated results is subject to the risks disclosed in our filings with the Securities and Exchange Commission.

The guidance below includes results from the estimated disruption impact of renovations planned for our hotels during 2007 as well as from the Westin Boston Waterfront hotel acquisition in January 2007 and the related equity raise.  Furthermore, the RevPAR and Hotel Adjusted EBITDA margin guidance are presented on a pro forma basis as they assume that we owned all of our hotels for the comparable prior year periods.

For the first fiscal quarter of 2007, we expect:

•	RevPAR to increase 8 to 10 percent.

•	Hotel Adjusted EBITDA Margins to increase 100 to 150 basis points.

•	Adjusted EBITDA of $31.5 million to $33.5 million.

•	Adjusted FFO of $22.9 million to $24.9 million.

•	Adjusted FFO per share of $0.25 to $0.27 based on 91.4 million diluted weighted average shares.

For the full year 2007, we expect:

•	RevPAR to increase 8 to 10 percent.

•	Hotel Adjusted EBITDA Margins to increase 150 to 200 basis points.

•	Adjusted EBITDA of $204 million to $208 million.

•	Adjusted FFO of $148.6 million to $152.6 million.

•	Adjusted FFO per share of $1.58 to $1.62, based on 94.3 million diluted weighted average shares.

Increased Dividend for First Quarter 2007

Our Board of Directors has authorized a 33% increase in our quarterly dividend.  Shareholders of record as of March 23, 2007 will receive a cash dividend of $0.24 per share on April 2, 2007.

2007 Major Capital Expenditures

We have and continue to make significant capital investments in our hotels.  During 2006 we completed over $61 million of capital improvements.  In 2007, we plan to complete approximately $76 million of capital improvements at our hotels.  The most significant projects are as follows:

•

Chicago Marriott Downtown:  The Company is currently in the planning stages of a $35 million renovation of the hotel.  The renovation includes a complete redo of all the meeting and ballrooms, adding 17,000 square feet of new meeting space, reconcepting and relocating the restaurant, expanding the lobby bar and creating a Marriott “great room” in the lobby.  The work will begin in the second half of 2007 and be completed in the first half of 2008.  The estimated disruption, mainly associated with the ballroom renovations, will occur primarily in the first quarter of 2008.

•

Westin Boston Waterfront: The Company is currently planning the construction of approximately $15.5 million of tenant improvements to the 100,000 square foot retail building attached to the hotel.  The project will be completed in late 2007.

•

Oak Brook Hills Marriott Resort: The Company began a significant renovation in the fourth quarter of 2006 and will complete the work in early 2007.  The renovation includes the guestrooms and bathrooms, the main ballroom and meeting rooms and the lobby.  The work remains on budget and will be completed by the end of the first quarter with very limited disruption.

•	Los Angeles Airport Marriott: The Company plans to renovate the breakout meeting rooms and 19 suites during the second quarter of 2007 with very limited disruption projected as a result of the work.

•

Griffin Gate Marriott Resort: The Company is currently adding a spa, repositioning and reconcepting the hotel restaurants as well as adding meeting space to the hotel.  The projects will be completed early in the second quarter.

•	Westin Atlanta North: The Company plans to renovate the guestrooms during the third quarter of 2007. There is minimal disruption anticipated as a result of the work.

Earnings Call

We will host a conference call to discuss fourth quarter and full year 2006 results and our 2007 guidance on Thursday, February 22, 2007, at 2:00 pm Eastern Time (ET).  To participate in the live call, investors are invited to dial 1-866-770-7146 (for domestic callers) or 617-213-8068 (for international callers).  The participant passcode is 34912112. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for 30 days.

About the Company

DiamondRock Hospitality Company is a self-advised REIT that is an owner and acquirer of premium hotel properties.  We currently own 21 hotels with almost 10,000 rooms.  For further information, please visit our website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results.  Forward- looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward- looking statements are made.  These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission.  Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Reporting Periods for Statement of Operations

The results we report in our consolidated statements of operations are based on results of our hotels reported to us by our hotel managers. Our hotel managers use different reporting periods. Marriott International, the manager of the majority of our hotel properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Noble Management Group, LLC, our manager of the Westin Atlanta North hotel, Vail Resorts, our manager of the Vail Marriott, Conrad Hotels USA, Inc., our manager of the Conrad Chicago, and Starwood Hotels & Resorts Worldwide, Inc., our manger of the Westin Boston Waterfront report results on a monthly basis. Additionally, the Company, as a REIT, is required by tax law to report results on a calendar year. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but our fourth quarter ends on December 31 and our full year results, as reported in our statement of operations, always include the same number of days as the calendar year.

Two consequences of the reporting cycle we have adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) our first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.

While the reporting calendar we adopted is more closely aligned with the reporting calendar used by the manager of a majority of our properties, one final consequence of our calendar is we are unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, or for the Westin Boston Waterfront for the month of operations that ends after our fiscal quarter-end because neither Vail Resorts, Noble Management Group, LLC,  Conrad Hotels USA, Inc., Starwood Hotels & Resorts Worldwide, Inc., nor Marriott International make mid-month results available to us. As a result, our quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, and the Westin Boston Waterfront as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.

Yield Support

In connection with entering into certain management agreements with Marriott, Marriott provided the Company with limited operating cash flow guarantees (“yield support”) for those hotels.  The yield support is designed to protect us from the disruption often associated with changing the hotel’s brand or manager or undergoing significant renovations.  Across our portfolio, we are entitled to up to $2.5 million of yield support through December 31, 2007 for the Oak Brook Hills Marriott Resort, $1.0 million of yield support through December 31, 2006 at the Orlando Airport Marriott and $0.1 million in each of 2006 and 2007 for the Buckhead SpringHill Suites.  We recognized $2.8 million of the $3.6 million of yield support available for the three hotels in 2006.  In 2007, we anticipate recognizing approximately $0.4 million of yield support.

Ground Leases

Four of our hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, and the Westin Boston Waterfront.  In addition, part of a parking structure at a fifth hotel and two golf courses at two additional hotels are also subject to ground leases.  In accordance with GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease.  For the fourth quarter 2006, contractual cash rent payable on the ground leases totaled $0.7 million and the Company recorded approximately $3.0 million in ground rent expense.  The non-cash portion of ground rent expense recorded for the fourth fiscal quarter was $2.3 million.  For the full year 2006, contractual cash rent payable on ground leases totaled $1.8 million and the Company recorded approximately $9.2 million in ground rent expense. The non-cash portion of ground rent expense recorded for the full year 2006 was $7.4 million.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2006	December 31, 2005

	(Unaudited)
ASSETS
Property and equipment, at cost	$1,761,748	$899,310
Less: accumulated depreciation	(75,322)	(28,748)

	1,686,426	870,562
Restricted cash	28,595	23,109
Due from hotel managers	57,753	38,965
Favorable lease asset, net	10,060	10,601
Prepaid and other assets	12,676	10,496
Cash and cash equivalents	19,691	9,432
Deferred financing costs, net	3,764	2,846

Total assets	$1,818,965	$966,011

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Debt, at face amount	$841,151	$428,395
Debt premium	2,620	2,782

Total debt	843,771	431,177
Deferred income related to key money, net	11,495	10,311
Unfavorable contract liabilities, net	87,843	5,384
Due to hotel managers	34,545	22,791
Dividends declared and unpaid	13,871	8,896
Accounts payable and accrued expenses	42,512	24,064

Total other liabilities	190,266	71,446

Shareholders’ Equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 76,191,632 and 50,819,864 shares issued and outstanding at December 31, 2006 and 2005, respectively	762	508
Additional paid-in capital	826,918	491,951
Accumulated deficit	(42,752)	(29,071)

Total shareholders’ equity	784,928	463,388

Total liabilities and shareholders’ equity	$1,818,965	$966,011

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Fiscal Quarter Ended December 31, 2006	Fiscal Quarter Ended December 31, 2005

	(Unaudited)	(Unaudited)
Revenues:
Rooms	$109,605	$66,246
Food and beverage	51,428	31,449
Other	7,869	6,484

Total revenues	168,902	104,179

Operating Expenses:
Rooms	25,228	15,993
Food and beverage	34,005	22,860
Management fees	7,573	3,828
Other hotel expenses	56,617	39,200
Depreciation and amortization	18,439	11,518
Corporate expenses	4,378	3,062

Total operating expenses	146,240	96,461

Operating income	22,662	7,718

Interest income	(1,970)	(334)
Interest expense	12,744	6,726

Total other expenses (income)	10,774	6,392

Income before income taxes	11,888	1,326
Income tax (expense) benefit	(1,410)	228

Net income	$10,478	$1,554

Income per share:
Basic and diluted	$0.14	$0.03

Weighted-average number of common shares outstanding:
Basic	75,737,550	51,208,284

Diluted	75,931,887	51,602,852

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Year Ended December 31, 2006	Year Ended December 31, 2005

	(Unaudited)
Revenues:
Rooms	$322,198	$151,756
Food and beverage	143,493	63,261
Other	26,199	14,433

Total revenues	491,890	229,450

Operating Expenses:
Rooms	74,521	37,433
Food and beverage	96,145	47,281
Management fees	20,914	8,108
Other hotel expenses	164,674	88,447
Depreciation and amortization	52,362	27,590
Corporate expenses	12,403	13,462

Total operating expenses	421,019	222,321

Operating income (loss)	70,871	7,129

Interest income	(4,657)	(1,549)
Interest expense	36,934	17,367

Total other expenses (income)	32,277	15,818

Income (loss) before income taxes	38,594	(8,689)
Income tax (expense) benefit	(3,383)	1,353

Net income (loss)	$35,211	$(7,336)

Income (loss) per share:
Basic and diluted	$0.51	$(0.19)

Weighted-average number of common shares outstanding:
Basic	67,534,851	39,145,789

Diluted	67,715,661	39,145,789

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31, 2006	Year Ended December 31, 2005

	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$35,211	$(7,336)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	52,362	27,590
Amortization of deferred financing costs as interest	874	1,344
Non-cash straight-line ground rent	7,403	7,120
Market value adjustment to interest rate caps	16	(8)
Amortization of debt premium and unfavorable contract liabilities	(1,516)	(302)
Amortization of deferred income and corporate depreciation	(151)	(115)
Non-cash yield support	(1,804)	—
Stock-based compensation	3,037	6,308
Deferred income tax expense (benefit)	1,088	(2,104)
Changes in assets and liabilities:
Prepaid expenses and other assets	799	(833)
Due to/from hotel managers	(5,231)	(15,915)
Change in restricted cash	(1,007)	—
Accounts payable and accrued expenses	1,719	4,077

Net cash provided by (used in) operating activities	92,800	19,826

Cash flows from investing activities:
Hotel acquisitions	(502,192)	(611,604)
Receipt of key money	1,500	8,009
Hotel capital expenditures	(62,804)	(18,008)
Change in restricted cash	1,724	1,727
Purchase deposits and pre-acquisition costs outstanding	—	—

Net cash used in investing activities	(561,772)	(619,876)

Cash flows from financing activities:
Proceeds from debt	530,500	305,500
Repayments of mortgage debt	(322,500)	(56,949)
Net proceeds (repayments) of senior secured credit facility	(12,000)	12,000
Scheduled mortgage debt principal payments	(3,244)	(2,933)
Payment of financing costs	(1,791)	(2,846)
Cash paid for interest rate caps	—	—
Proceeds from sale of common stock	336,405	291,800
Payment of costs related to sale of common stock	(1,361)	(3,354)
Payment of employee taxes on vesting of stock awards	(3,078)	—
Payment of dividends	(43,700)	(10,719)

Net cash provided by financing activities	479,231	532,499

Net increase (decrease) in cash and cash equivalents	10,259	(67,551)
Cash and cash equivalents, beginning of period	9,432	76,983

Cash and cash equivalents, end of period	$19,691	$9,432

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS  (Continued)
(in thousands)

	Year Ended December 31, 2006	Year Ended December 31, 2005

	(Unaudited)
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$34,863	$15,601

Capitalized interest	$604	$128

Cash paid for income taxes	$2,384	$1,006

Non-cash Investing and Financing Activities:
Repayment of mortgage debt with restricted cash held in escrow	$—	$7,051

Assumption of mortgage debt	$220,000	$—

Non-GAAP Financial Measures

          We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO. EBITDA represents net income (loss) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)

	Fiscal Quarter Ended December 31, 2006	Fiscal Quarter Ended December 31, 2005

Net income	$10,478	$1,554
Interest expense	12,744	6,726
Income tax expense (benefit)	1,410	(228)
Depreciation and amortization	18,439	11,518

EBITDA	$43,071	$19,570

	Historical (in 000s)

	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005

Net income (loss)	$35,211	$(7,336)
Interest expense	36,934	17,367
Income tax expense (benefit)	3,383	(1,353)
Depreciation and amortization	52,362	27,590

EBITDA	$127,890	$36,268

	Forecast First Quarter 2007 (in 000s)

	Low End	High End

Net income (loss)	$4,600	$6,600
Interest expense	11,500	11,500
Income tax expense (benefit)	(2,700)	(2,700)
Depreciation and amortization	16,800	16,800

EBITDA	$30,200	$32,200

	Forecast Full Year 2007 (in 000s)

	Low End	High End

Net income (loss)	$62,300	$66,300
Interest expense	51,000	51,000
Income tax expense (benefit)	4,800	4,800
Depreciation and amortization	80,000	80,000

EBITDA	$198,100	$202,100

Management also evaluates our performance by reviewing Adjusted EBITDA because the Company believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease asset.

•

The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.  The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•

Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

	Historical (in 000s)

	Fiscal Quarter Ended December 31, 2006	Fiscal Quarter Ended December 31, 2005

EBITDA	$43,071	$19,570
Non-cash ground rent	2,290	2,210
Non-cash amortization of unfavorable contract liabilities	(529)	—

Adjusted EBITDA	$44,832	$21,780

	Historical (in 000s)

	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005

EBITDA	$127,890	$36,268
Non-cash ground rent	7,403	7,120
Initial public offering stock grants	—	3,736
Non-cash amortization of unfavorable contract liabilities	(1,355)	—

Adjusted EBITDA	$133,938	$47,124

	Forecast First Quarter 2007 (in 000s)

	Low End	High End

EBITDA	$30,200	$32,200
Non-cash ground rent	1,700	1,700
Non-cash amortization of unfavorable contract liabilities	(400)	(400)

Adjusted EBITDA	$31,500	$33,500

	Forecast Full Year 2007 (in 000s)

	Low End	High End

EBITDA	$198,100	$202,100
Non-cash ground rent	7,600	7,600
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)

Adjusted EBITDA	$204,000	$208,000

          We compute FFO in accordance with standards established by NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures (which are calculated to reflect FFO on the same basis). We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure.

	Historical (in 000s)

	Fiscal Quarter Ended December 31, 2006	Fiscal Quarter Ended December 31, 2005

Net income	$10,478	$1,554
Real estate related depreciation and amortization	18,439	11,518

FFO	$28,917	$13,072

FFO per Share (Basic and Diluted)	$0.38	$0.26

	Historical (in 000s)

	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005

Net income (loss)	$35,211	$(7,336)
Real estate related depreciation and amortization	52,362	27,590

FFO	$87,573	$20,254

FFO per Share (Basic and Diluted)	$1.29	$0.52

	Forecast First Quarter 2007

	Low End	High End

Net income (loss)	$4,600	$6,600
Real estate related depreciation and amortization	16,800	16,800

FFO	$21,400	$23,400

FFO per Share (Basic and Diluted)	$0.23	$0.26

	Forecast Full Year 2007

	Low End	High End

Net income (loss)	$62,300	$66,300
Real estate related depreciation and amortization	80,000	80,000

FFO	$142,300	$146,300

FFO per Share (Basic and Diluted)	$1.51	$1.55

Management also evaluates our performance by reviewing Adjusted FFO because the Company believes that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease asset.

•

The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.  The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•

Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle.  We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.  In addition, we believe that impairment charges are similar to gains (losses) on dispositions and depreciation expense, both of which are also excluded from EBITDA.

	Historical (in 000s)

	Fiscal Quarter Ended December 31, 2006	Fiscal Quarter Ended December 31, 2005

FFO	$28,917	$13,071
Non-cash ground rent	2,290	2,210
Non-cash amortization of unfavorable contract liabilities	(529)	—

Adjusted FFO	$30,678	$15,281

Adjusted FFO per Share (Basic and Diluted)	$0.40	$0.30

	Historical (in 000s)

	Fiscal Year Ended December 31, 2006	Fiscal Year Ended December 31, 2005

FFO	$87,573	$20,254
Non-cash ground rent	7,403	7,120
Initial public offering stock grants	—	3,736
Non-cash amortization of unfavorable contract liabilities	(1,355)	—

Adjusted FFO	$93,621	$31,110

Adjusted FFO per Share (Basic and Diluted)	$1.38	$0.79

	Forecast First Quarter 2007

	Low End	High End

FFO	$21,600	$23,600
Non-cash ground rent	1,700	1,700
Non-cash amortization of unfavorable contract liabilities	(400)	(400)

Adjusted FFO	$22,900	$24,900

Adjusted FFO per Share (Basic and Diluted)	$0.25	$0.27

	Forecast Full Year 2007

	Low End	High End

FFO	$142,700	$146,700
Non-cash ground rent	7,600	7,600
Non-cash amortization of unfavorable contract liabilities	(1,700)	(1,700)

Adjusted FFO	$148,600	$152,600

Adjusted FFO per Share (Basic and Diluted)	$1.58	$1.62

Certain Definitions

In this release, when we discuss our hotels on a “Same Store” basis, we are discussing all of our hotels except the newly built SpringHill Suites Atlanta Buckhead, which we exclude for all periods prior to its opening in July of 2005 and the comparable period in 2006, and the newly built Westin Boston Waterfront, which we exclude for all periods prior to its opening in June 2006 and the comparable period in 2007.

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease asset, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. Hotel EBITDA represents hotel net income (loss) excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Market Capitalization as of December 31, 2006
(dollars in thousands)

December 31, 2006

Enterprise Value
Common equity capitalization (at 12/31/06 closing price of $18.01/share)	$1,387,898
Consolidated debt (excluding debt premium)	841,151
Cash and cash equivalents	(19,691)

Total enterprise value	$2,209,358

Dividend Per Share
Common dividend declared (holders of record on December 31, 2006)	$0.18

Share Reconciliation
Common shares outstanding, held by third parties	71,297
Common shares outstanding, held by Marriott International	4,429
Common shares outstanding, held by corporate officers and directors	466

Subtotal	76,192
Unvested restricted stock held by management and employees	462
Share grants under deferred compensation plan held by corporate officers	409

Combined shares outstanding	77,063

Debt Summary at December 31, 2006
(dollars in thousands)

Property	Interest Rate	Term	Outstanding Principal	Maturity

Courtyard Manhattan / Midtown East	5.195%	Fixed	$43,215	December 2009
Salt Lake City Marriott Downtown	5.500%	Fixed	36,888	January 2015
Courtyard Manhattan / Fifth Avenue	6.48%	Fixed	51,000	June 2016
Marriott Griffin Gate Resort	5.110%	Fixed	29,806	January 2010
Bethesda Marriott Suites	7.690%	Fixed	18,742	February 2023
Los Angeles Airport Marriott	5.300%	Fixed	82,600	June 2015
Marriott Frenchman’s Reef	5.440%	Fixed	62,500	August 2015
Renaissance Worthington	5.400%	Fixed	57,400	July 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	December 2015
Chicago Marriott Downtown	5.975%	Fixed	220,000	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016

Total Debt (excluding Debt Premium)			$841,151

Pro Forma Operating Statistics – Full Year 2006 (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin

	FY 2006	FY 2005	B/(W)	FY 2006	FY 2005	B/(W)	FY 2006	FY 2005	B/(W)	FY 2006	FY 2005	B/(W)

Atlanta Alpharetta	$140.99	$132.60	6.3%	64.5%	60.6%	3.9%	$90.97	$80.42	13.1%	32.7%	31.8%	0.83%
Westin Atlanta North	$139.69	$136.16	2.6%	65.4%	59.7%	5.7%	$91.42	$81.33	12.4%	31.7%	26.7%	4.99%
Atlanta Waverly Renaissance	$138.52	$136.95	1.1%	41.0%	54.3%	(13.3)%	$56.77	$74.31	(23.6)%	24.5%	29.2%	(4.78)%
Austin Renaissance	$131.85	$129.65	1.7%	50.4%	43.9%	6.5%	$66.43	$56.87	16.8%	19.5%	6.6%	12.93%
Bethesda Marriott Suites	$176.08	$160.38	9.8%	73.3%	77.4%	(4.1)%	$129.03	$124.13	3.9%	29.3%	28.0%	1.36%
Buckhead SpringHill Suites	$112.74	$103.19	9.3%	63.8%	65.8%	(2.0)%	$71.90	$67.92	5.9%	37.4%	41.2%	(3.82)%
Chicago Marriott	$210.08	$191.09	9.9%	81.9%	77.6%	4.3%	$172.10	$148.33	16.0%	32.0%	28.6%	3.34%
Chicago Conrad	$254.72	$216.70	17.5%	57.4%	54.5%	2.9%	$146.20	$118.17	23.7%	29.2%	19.6%	9.67%
Courtyard Fifth Avenue	$256.95	$212.87	20.7%	89.6%	78.7%	10.9%	$230.17	$167.46	37.4%	36.6%	29.7%	6.87%
Courtyard Midtown East	$264.28	$230.52	14.6%	84.1%	87.9%	(3.8)%	$222.14	$202.52	9.7%	39.6%	38.8%	0.81%
Frenchman’s Reef	$219.78	$200.18	9.8%	79.9%	78.5%	1.4%	$175.59	$157.06	11.8%	24.2%	23.5%	0.77%
Griffin Gate Marriott	$131.98	$122.22	8.0%	60.9%	63.8%	(2.9)%	$80.36	$78.00	3.0%	24.0%	24.4%	(0.40)%
Los Angeles Airport	$114.87	$101.99	12.6%	74.7%	77.0%	(2.3)%	$85.83	$78.52	9.3%	25.6%	25.6%	(0.08)%
Oak Brook Hills	$129.28	$121.85	6.1%	57.2%	51.0%	6.2%	$73.93	$62.13	19.0%	27.9%	15.8%	12.14%
Orlando Airport Marriott	$112.70	$102.69	9.7%	72.2%	78.1%	(5.9)%	$81.35	$80.19	1.4%	30.4%	25.8%	4.62%
Salt Lake City Marriott	$130.16	$118.68	9.7%	68.8%	71.4%	(2.6)%	$89.54	$84.76	5.6%	28.5%	26.7%	1.84%
Sonoma Renaissance	$219.04	$204.03	7.4%	70.4%	70.4%	(0.0)%	$154.20	$143.65	7.3%	22.7%	17.8%	4.93%
Torrance Marriott	$112.06	$103.23	8.6%	78.2%	77.6%	0.6%	$87.58	$80.07	9.4%	24.3%	22.8%	1.50%
Vail Marriott	$213.78	$192.06	11.3%	63.8%	58.7%	5.1%	$136.34	$112.66	21.0%	28.4%	22.2%	6.24%
Renaissance Worthington	$166.52	$151.48	9.9%	75.6%	76.9%	(1.3)%	$125.89	$116.45	8.1%	27.2%	24.0%	3.16%

(1)	In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

Pro Forma Operating Statistics – Fourth Fiscal Quarter (1)

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin

	4Q 2006	4Q 2005	B/(W)	4Q 2006	4Q 2005	B/(W)	4Q 2006	4Q 2005	B/(W)	4Q 2006	4Q 2005	B/(W)

Atlanta Alpharetta	$139.18	$131.89	5.5%	64.7%	61.2%	3.5%	$90.10	$80.74	11.6%	33.3%	34.8%	(1.52)%
Westin Atlanta North (2)	$137.12	$140.48	(2.4)%	64.8%	60.0%	4.8%	$88.92	$84.30	5.5%	32.4%	29.2%	3.12%
Atlanta Waverly Renaissance	$138.52	$136.95	1.1%	41.0%	54.3%	(13.3)%	$56.77	$74.31	(23.6)%	24.5%	29.2%	(4.78)%
Austin Renaissance	$131.85	$129.65	1.7%	50.4%	43.9%	6.5%	$66.43	$56.87	16.8%	19.5%	6.6%	12.93%
Bethesda Marriott Suites	$183.31	$162.77	12.6%	73.9%	77.9%	(4.0)%	$135.46	$126.83	6.8%	34.4%	28.6%	5.83%
Buckhead SpringHill Suites	$114.30	$104.99	8.9%	62.6%	76.9%	(14.3)%	$71.51	$80.74	(11.4)%	36.6%	43.1%	(6.48)%
Chicago Marriott	$221.52	$199.97	10.8%	77.5%	74.7%	2.8%	$171.71	$149.44	14.9%	31.3%	30.1%	1.22%
Chicago Conrad (2)	$254.72	$216.70	17.5%	57.4%	54.5%	2.9%	$146.20	$118.17	23.7%	29.2%	19.6%	9.67%
Courtyard Fifth Avenue	$319.91	$265.99	20.3%	89.9%	86.0%	4.0%	$287.75	$228.62	25.9%	44.2%	38.9%	5.33%
Courtyard Midtown East	$324.04	$284.65	13.8%	89.2%	87.8%	1.4%	$289.04	$249.83	15.7%	47.5%	45.0%	2.53%
Frenchman’s Reef (2)	$205.18	$183.48	11.8%	68.7%	67.4%	1.2%	$140.88	$123.72	13.9%	11.4%	9.2%	2.26%
Griffin Gate Marriott	$143.70	$131.00	9.7%	56.7%	59.6%	(2.9)%	$81.48	$78.04	4.4%	23.5%	26.5%	(2.91)%
Los Angeles Airport	$116.97	$103.09	13.5%	67.8%	72.2%	(4.3)%	$79.33	$74.38	6.7%	25.1%	26.4%	(1.31)%
Oak Brook Hills	$126.59	$131.20	(3.5)%	57.8%	45.9%	11.9%	$73.18	$60.27	21.4%	22.9%	2.1%	20.83%
Orlando Airport Marriott	$115.49	$97.69	18.2%	64.1%	77.5%	(13.4)%	$74.01	$75.67	(2.2)%	28.3%	25.5%	2.73%
Salt Lake City Marriott	$132.00	$118.86	11.1%	64.7%	69.6%	(4.9)%	$85.41	$82.68	3.3%	30.0%	26.3%	3.71%
Sonoma Renaissance	$229.43	$215.92	6.3%	67.3%	68.4%	(1.1)%	$154.39	$147.59	4.6%	23.7%	21.5%	2.21%
Torrance Marriott	$118.85	$104.36	13.9%	68.5%	67.6%	0.9%	$81.39	$70.58	15.3%	22.2%	18.5%	3.62%
Vail Marriott (2)	$185.86	$171.22	8.6%	54.3%	48.4%	5.8%	$100.85	$82.89	21.7%	15.1%	1.4%	13.72%
Renaissance Worthington	$172.89	$157.95	9.5%	72.1%	73.7%	(1.6)%	$124.66	$116.35	7.1%	26.5%	25.4%	1.05%

(1)	In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

(2)

The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September, October, November, and December.

Hotel Adjusted EBITDA Reconciliation (1)

	Full Year 2006

			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Ground Rent (2)	Hotel Adjusted EBITDA

Atlanta Alpharetta	$15,970	$3,779	$1,439	$—	$—	$5,218
Westin Atlanta North	$12,855	$2,432	$1,636	$—	$—	$4,069
Atlanta Waverly	$1,947	$(203)	$321	$358	$—	$476
Austin Renaissance	$1,818	$(216)	$264	$307	$—	$355
Bethesda Marriott Suites	$17,100	$(5,660)	$2,840	$1,469	$6,367	$5,015
Buckhead SpringHill Suites	$6,839	$1,389	$1,169	$—	$—	$2,558
Chicago Marriott	$81,325	$8,636	$7,867	$10,696	$(1,216)	$25,984
Chicago Conrad	$3,437	$501	$503	$—	$—	$1,005
Courtyard Fifth Avenue	$15,767	$639	$1,730	$3,107	$294	$5,770
Courtyard Midtown East	$26,114	$5,900	$2,193	$2,247	$—	$10,340
Frenchman’s Reef	$52,049	$4,437	$4,699	$3,477	$—	$12,613
Griffin Gate Marriott	$24,628	$1,976	$2,366	$1,565	$3	$5,910
Los Angeles Airport	$54,390	$4,516	$5,205	$4,182	$—	$13,903
Oak Brook Hills	$25,381	$2,572	$3,970	$—	$542	$7,084
Orlando	$22,710	$(693)	$4,367	$3,240	$—	$6,914
Salt Lake City Marriott	$25,451	$2,562	$2,602	$2,090	$—	$7,254
Sonoma Renaissance	$18,295	$2,305	$1,856	$—	$—	$4,161
Torrance Marriott	$22,142	$3,053	$2,329	$—	$—	$5,382
Vail Marriott	$25,033	$4,695	$2,413	$—	$—	$7,108
Renaissance Worthington	$38,640	$4,900	$2,431	$3,177	$—	$10,508

(1)	In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

(2)

The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease asset, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.

Hotel Adjusted EBITDA Reconciliation (1)

	Full Year 2005

			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Ground Rent (2)	Hotel Adjusted EBITDA

Atlanta Alpharetta	$14,211	$3,146	$1,380	$—	$—	$4,525
Westin Atlanta North	$12,201	$3,253	$—	$—	$—	$3,253
Atlanta Waverly	$2,306	$353	$321	$—	$—	$674
Austin Renaissance	$1,606	$(158)	$264	$—	$—	$106
Bethesda Marriott Suites	$16,579	$(5,503)	$2,201	$1,530	$6,410	$4,637
Buckhead SpringHill Suites	$2,665	$(48)	$1,147	$—	$—	$1,098
Chicago Marriott	$72,158	$20,643	$—	$—	$—	$20,643
Chicago Conrad	$2,938	$1	$573	$—	$—	$574
Courtyard Fifth Avenue	$11,525	$(564)	$2,130	$1,548	$313	$3,426
Courtyard Midtown East	$23,814	$4,504	$2,356	$2,375	$—	$9,235
Frenchman’s Reef	$45,085	$3,735	$3,407	$3,436	$—	$10,578
Griffin Gate Marriott	$23,994	$2,103	$2,138	$1,609	$5	$5,855
Los Angeles Airport	$49,814	$4,303	$3,993	$4,479	$—	$12,775
Oak Brook Hills	$23,326	$(394)	$3,499	$—	$574	$3,678
Orlando	$22,269	$543	$2,220	$2,988	$—	$5,751
Salt Lake City Marriott	$24,087	$1,763	$2,498	$2,162	$—	$6,423
Sonoma Renaissance	$16,656	$452	$1,787	$728	$—	$2,967
Torrance Marriott	$21,125	$(1,611)	$4,834	$1,594	$—	$4,818
Vail Marriott	$21,373	$2,416	$2,319	$—	$—	$4,735
Renaissance Worthington	$35,648	$3,054	$2,371	$3,143	$—	$8,568

(1)	In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

(2)

The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease asset, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.

Hotel Adjusted EBITDA Reconciliation (1)

	4th Quarter 2006

			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Ground Rent (2)	Hotel Adjusted EBITDA

Atlanta Alpharetta	$5,049	$1,229	$453	$—	$—	$1,682
Westin Atlanta North (3)	$6,584	$1,376	$755	$—	$—	$2,131
Atlanta Waverly	$1,947	$(203)	$321	$358	$—	$476
Austin Renaissance	$1,818	$(216)	$264	$307	$—	$355
Bethesda Marriott Suites	$5,727	$(1,440)	$971	$485	$1,955	$1,971
Buckhead SpringHill Suites	$2,014	$372	$365	$—	$—	$738
Chicago Marriott	$32,517	$3,244	$3,185	$4,228	$(486)	$10,170
Chicago Conrad (3)	$3,437	$501	$503	$—	$—	$1,005
Courtyard Fifth Avenue	$6,132	$1,006	$546	$1,084	$76	$2,712
Courtyard Midtown East	$10,656	$3,687	$652	$724	$—	$5,063
Frenchman’s Reef (3)	$14,838	$(882)	$1,510	$1,067	$—	$1,695
Griffin Gate Marriott	$8,120	$669	$764	$478	$1	$1,912
Los Angeles Airport	$16,171	$864	$1,909	$1,288	$—	$4,061
Oak Brook Hills	$8,046	$420	$1,257	$—	$167	$1,844
Orlando	$6,717	$(460)	$1,425	$933	$—	$1,899
Salt Lake City Marriott	$7,987	$979	$769	$652	$—	$2,400
Sonoma Renaissance	$5,815	$978	$399	$—	$—	$1,377
Torrance Marriott	$6,697	$719	$765	$—	$—	$1,484
Vail Marriott (3)	$6,382	$183	$783	$—	$—	$966
Renaissance Worthington	$12,247	$1,456	$792	$993	$—	$3,241

(1)	In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

(2)

The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease asset, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.

(3)

The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September, October November, and December.

Hotel Adjusted EBITDA Reconciliation (1)

	4th Quarter 2005

			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Ground Rent (2)	Hotel Adjusted EBITDA

Atlanta Alpharetta	$4,601	$1,166	$437	$—	$—	$1,603
Westin Atlanta North (3)	$6,448	$1,886	$—	$—	$—	$1,886
Atlanta Waverly	$2,306	$353	$321	$—	$—	$674
Austin Renaissance	$1,606	$(158)	$264	$—	$—	$106
Bethesda Marriott Suites	$5,415	$(1,569)	$692	$463	$1,962	$1,548
Buckhead SpringHill Suites	$2,188	$581	$362	$—	$—	$943
Chicago Marriott	$29,344	$8,819	$—	$—	$—	$8,819
Chicago Conrad (3)	$2,938	$1	$573	$—	$—	$574
Courtyard Fifth Avenue	$4,862	$603	$623	$570	$96	$1,892
Courtyard Midtown East	$9,046	$2,906	$432	$732	$—	$4,070
Frenchman’s Reef (3)	$12,274	$(1,255)	$1,323	$1,057	$—	$1,125
Griffin Gate Marriott	$7,916	$905	$693	$495	$2	$2,094
Los Angeles Airport	$15,004	$1,311	$1,276	$1,376	$—	$3,964
Oak Brook Hills	$6,493	$(1,076)	$1,053	$—	$158	$135
Orlando	$5,395	$157	$555	$666	$—	$1,378
Salt Lake City Marriott	$7,861	$596	$809	$665	$—	$2,070
Sonoma Renaissance	$5,423	$607	$557	$—	$—	$1,164
Torrance Marriott	$5,967	$(426)	$1,533	$—	$—	$1,106
Vail Marriott (3)	$5,338	$(641)	$716	$—	$—	$75
Renaissance Worthington	$11,399	$1,233	$673	$991	$—	$2,897

(1)	In some cases, DiamondRock was not the owner of the hotel during all or part of the respective quarter. Data reflects only comparable periods of ownership.

(2)

The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease asset, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown.

(3)

The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September, October, November and December.